UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Plantronics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0207692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

345 Encinal Street
Santa Cruz, California 95060

(Address of Principal Executive Offices including Zip Code)

Amended and Restated 2003 Stock Plan

Amended and Restated 2002 Employee Stock Purchase Plan

(Full title of the plan)

Ken Kannappan
Chief Executive Officer and President
Plantronics, Inc.
345 Encinal Street
Santa Cruz, California 95060

(831) 426-5858

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.01 par value, to be issued under the Amended	1,000,000	$25.57	(3)	$25,570,000	$1,426.81
and Restated 2003 Stock Plan (2)	shares

Common Stock, $0.01 par value, to be issued under the Amended	500,000	$25.57	(3)	$12,785,000	$ 713.40
and Restated 2002 Employee Stock Purchase Plan (2)	shares

(1)
For the sole purpose of calculation of the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the Registrant’s Amended and Restated 2003 Stock Plan and Amended and Restated 2002 Employee Stock Purchase Plan.  This registration statement also shall cover any additional shares of Registrant’s common stock that become issuable under the Amended and Restated 2003 Stock Plan or the 2002 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Each share of common stock includes a right to purchase one one-thousandth of a share of Series A Participating Preferred Stock.

(3)
Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee.  Computation based on $25.57 which is the average of the high and low reported prices of the Common Stock as reported on the New York Stock Exchange on October 23, 2009, because the exercise prices for the options to be granted in the future and the prices at which the shares will be purchased in the future are not currently determinable.

PLANTRONICS, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

ITEM 3(a)

The Registrant’s Annual Report on Form 10-K for the year ended March 28, 2009, filed on May 26, 2009.

ITEM 3(b)

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2009, filed on July 28, 2009 and the quarter ended September 26, 2009, filed on October 28, 2009.

The Reigstrant's Current Reports on Form 8-K filed on March 30, 2009, October 2, 2009 and October 23, 2009.

ITEM 3(c)

Item 1 of the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), filed on December 20, 1993, as amended on January 14, 1994, and November 7, 1997 (which in turn incorporate by reference the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form S-1 (Reg. No. 33-70744), filed on October 20, 1993, as amended by Amendment No. 1, filed on November 30, 1993, Amendment No. 2, filed December 27, 1993, and Amendment No. 3, filed on January 18, 1994).

The description of the Registrant’s preferred share purchase rights contained in its registration statement on Form 8-A, filed on March 29, 2002.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers. This may under certain circumstances include indemnification for liabilities arising under the Securities Act as well as for expenses incurred in that regard.

Article Nine of the Registrant’s 2009 Restated Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director.  Article 5 of the Registrant’s Bylaws provides, in relevant part, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise at any time during which the bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant the bylaw is sought or at the time any proceeding relating thereto exists or is brought), shall be indemnified and held harmless by the Registrant to the fullest extent which it is empowered to do so by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding). The Registrant’s Bylaws also provide that the Registrant may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

The Registrant has entered into Indemnification Agreements with its officers and directors and carries directors and officers liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8. EXHIBITS.

4.1
Preferred Stock Rights Agreement, dated as of March 13, 2002 between the Registrant and Equiserve Trust Company, N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively (incorporated herein by reference from Exhibit (4.1) to the Registrant’s Form 8-A (File No. 001-12696), filed on March 29, 2002).

5.1	Opinion of counsel as to the legality of securities being registered.

10.1	Amended and Restated 2003 Stock Plan (incorporated herein by reference from the Registrant's Definitive Proxy Statement on Form 14-A (File No. 001-12696), filed on June 12, 2009).

10.2	Amended and Restated 2002 Employee Stock Purchase Plan (incorporated herein by reference from the Registrant's Definitive Proxy Statement on Form 14-A (File No. 001-12696), filed on June 12, 2009).

23.1	Consent of counsel (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (see signature page).

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registration pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on October 28, 2009.

PLANTRONICS, INC.
/s/ Ken Kannappan
By: Ken Kannappan, Chief Executive
Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barbara V. Scherer and Richard R. Pickard, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURES

Signature	Title	Date

/s/ Ken Kannappan		October 28, 2009
(Ken Kannappan)	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Barbara Scherer		October 28, 2009
(Barbara Scherer)	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Marv Tseu		October 28, 2009
(Marv Tseu)	Chairman of the Board and Director

/s/ Brian Dexheimer		October 28, 2009
(Brian Dexheimer)	Director

/s/ Greggory Hammann		October 28, 2009
(Greggory Hammann)	Director

/s/ John Hart		October 28, 2009
(John Hart)	Director

/s/ Marshall Mohr		October 28, 2009
(Marshall Mohr)	Director

/s/ Roger Wery		October 28, 2009
(Roger Wery)	Director

INDEX TO EXHIBITS

4.1
Preferred Stock Rights Agreement, dated as of March 13, 2002 between the Registrant and Equiserve Trust Company, N.A., including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively (incorporated herein by reference from Exhibit (4.1) to the Registrant’s Form 8-A (File No. 001-12696), filed on March 29, 2002).

5.1	Opinion of counsel as to the legality of securities being registered.

10.1	Amended and Restated 2003 Stock Plan (incorporated herein by reference from the Registrant's Definitive Proxy Statement on Form 14-A (File No. 001-12696), filed on June 12, 2009).

10.2	Amended and Restated 2002 Employee Stock Purchase Plan (incorporated herein by reference from the Registrant's Definitive Proxy Statement on Form 14-A (File No. 001-12696), filed on June 12, 2009).

23.1	Consent of counsel (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (see signature page).